3rd Quarter 2017 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2017 October 24, 2017

3rd Quarter 2017 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

3rd Quarter 2017 Executive Overview Sandro DiNello, CEO

3rd Quarter 2017 Strategic highlights 4 Unique relationship-based business model • Formidable banking business – earning assets grew 5 percent vs. 2Q17 and 20 percent vs. 3Q16 • Industry-leading origination platform – Opes acquisition helped boost retail mortgage production • Growing subservicing business – servicing platform reached 415,000 total accounts Strengthen mortgage revenues Grow community banking Highly profitable operations • Solid, consistent financial results with net income of $40 million or $0.70 per diluted share • Net interest income rose 6 percent vs. 2Q17, driven by solid earning asset growth • Mortgage revenues increased 13 percent vs. prior quarter, led by increase in retail originations despite hurricane impact of $0.02 - $ 0.03 / share Positioned to thrive in any market • Strong credit metrics and low delinquency levels supported by 2.0 percent allowance coverage ratio • Relatively neutral interest rate risk position; strong liquidity • Tier 1 leverage ratio of 8.8 percent, down only 0.3 percent on higher MSR balances; Capital Simplification proposal would improve Tier 1 leverage ratio to 9.5 percent • Continued transformation into strong commercial bank; average commercial loans up 13 percent vs. prior quarter • Achieved solid growth in deposit balances while maintaining pricing discipline • Continued expansion of retail mortgage business, led by full integration of Opes - Retail fallout-adjusted locks up $226 million, or 23 percent, vs. last quarter - Gain on sale margin increased 11 bps to 0.84%

3rd Quarter 2017 Financial Overview Jim Ciroli, CFO

3rd Quarter 2017 Financial highlights 6 Solid results Strong banking contribution • Net interest income rose $6 million, or 6 percent, led by growth of high-quality, relationship-based commercial loans - CRE loans up $169 million, or 11 percent, driven by home builder finance and in-footprint lending - C&I loans up $137million, or 15 percent, representing diversified growth across several lending initiatives - Warehouse loans up $128 million, or 15 percent Good mortgage performance Strong asset quality • Net charge-offs of $2 million, or 0.08 percent, versus 0.04 percent, in 2Q17 • Nonperforming loan ratio stable at 0.44 percent • Allowance for loan losses covered 2.0 percent of loans HFI Robust capital position • Regulatory capital ratios are well above current “well capitalized” guidelines - Tier 1 leverage remained strong at 8.8 percent with planned MSR growth on positive signals on capital regulations - Tier 1 leverage has 380 basis point buffer to “well-capitalized” minimums that would grow to approximately 450 basis points under the proposed Capital Simplification • Net income of $40 million, or $0.70 per diluted share, in 3Q17 - Higher noninterest income on increased mortgage revenues(1) and loan fees and charges - Noninterest expense in-line with expectations reflecting full quarter of Opes and low incremental expense from growing community banking 1) Mortgage revenue is defined as net gain on loan sales HFS plus the net (loss) return on the MSR. • Noninterest income increased $14 million, or 12 percent - Net gain on loan sales increased $9 million, reflecting an 11 basis point increase in margin on higher distributed retail mix - Net return on MSR of 11 percent on stable prepayments and hedge performance

Quarterly income comparison

3rd Quarter 2017

$mm

		3Q17	2Q17	$ Variance	% Variance
Net interest income	A	$103	$97	$6	6%
Provision for loan losses ("PLL")		2	(1)	3	N/M
Net interest income after PLL		101	98	3	3%
Net gain on loan sales	B1	75	66	9	14%
Loan fees and charges	B2	23	20	3	15%
Loan administration income		5	6	(1)	(17%)
Net return on mortgage servicing rights		6	6	-	0%
Representation and warranty benefit	B3	4	3	1	33%
Other noninterest income		17	15	2	13%
Total noninterest income		130	116	14	12%
Net gain on loan sales / total revenue		32%	31%		1%
Compensation and benefits		76	71	5	7%
Commissions and loan processing expense		38	30	8	27%
Other noninterest expenses		57	53	4	8%
Total noninterest expense	C	171	154	17	11%
Income before income taxes		**60**	**60**	**-**	**0%**
Provision for income taxes		20	19	1	5%
Net income		**$40**	**$41**	**($1)**	**(2%)**
Diluted income per share		**$0.70**	**$0.71**	**($0.01)**	(1%)
Profitability					
Net interest margin		2.78%	2.77%	1 bp	
Total revenues		$233	$213	$20	9%
Mortgage rate lock commitments, fallout adjusted		$8,898	$9,002	($104)	(1%)
Mortgage closings		$9,572	$9,184	$388	4%
Net gain on loan sale margin, HFS		0.84%	0.73%	11 bps	
Efficiency ratio		73.5%	72.0%	150 bps	

Observations

A Net interest income

- Net interest income increased $6mm or 6%
  - Average earning assets increased 5%, led by commercial loans (up 13%)
  - Net interest margin increased 1bp to 2.78%

B Noninterest income

- Noninterest income increased $14mm or 12%
  - Net gain on loan sales rose $9mm, reflecting stronger retail volume from full quarter of Opes
  - Loan fees and charges increased $3mm due to higher mortgage closings
  - Increased representation and warranty benefit on continued low repurchase activity and pipeline

C Noninterest expense

- Noninterest expense increased $17mm or 11% was in-line with expectations
  - Full quarter of operating expenses from Opes
  - Low incremental expense from growing community banking

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Flagstar Bancorp

Average balance sheet highlights

3rd Quarter 2017

3Q17 ($mm)

	$	Incr (Decr)[1] $	Incr (Decr)[1] %
Loans held-for-sale	$4,476	$207	5%
Consumer loans[2]	3,106	145	5%
Commercial loans[2]	3,697	434	13%
Total loans held-for-investment	6,803	579	9%
Other earning assets[3]	3,458	(69)	(2%)
Interest-earning assets	14,737	$717	5%
Other assets	1,702	12	1%
Total assets	16,439	$729	5%
Deposits	$9,005	$266	3%
Short-term FHLB advances & other	3,809	380	11%
Long-term FHLB advances	1,234	34	3%
Other long-term debt	493	-	0%
Other liabilities	427	(4)	(1%)
Total liabilities	14,968	$676	5%
Stockholders' equity	1,471	53	4%
Total liabilities and stockholders' equity	16,439	$729	5%
Tangible book value per common share (9/30/17)[4]	$25.01	$0.72	3%

Observations

Interest-earning assets

- Commercial loan growth driven by 2016 growth initiatives in home builder, MSR and equipment finance
  - CRE lending increased $169mm or 11%
  - C&I lending increased $137mm or 15%
  - Warehouse lending increased $128mm or 15%
- Higher short-term rates boosted yields

Interest-bearing liabilities

- Disciplined deposit growth strategy
  - Higher company-controlled and retail deposits led growth in deposit funding
  - Controlled cost of interest-bearing deposits

Equity[4]

- Common equity to asset ratio of 8.6%
- Our closing share price of $36.56 on October 23, 2017 is 146% of our tangible book value

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Tangible book value per common share references a non-GAAP number. Please see reconciliation on page 48.

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Flagstar Bancorp

3rd Quarter 2017 Asset quality 9 Performing TDRs and NPLs ($mm) 71 67 48 46 46 40 40 28 30 31 $111 $107 $76 $76 $77 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 2.3% 2.4% 2.4% 2.1% 2.0% 3.8% 3.3% 2.9% 2.5% 2.3% 1.3% 1.6% 1.9% 1.7% 1.7% 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $32 $27 $23 $20 $16 $11 $6 $6 $4 $5 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Reserve Repurchase pipeline 2 1 1 1 5 1 2 1 1 $7 $2 $4 $0 $2 3Q16 4Q16 1Q17 2Q17 3Q17 Adj. charge-offs Govt. guaranteed loans Loan sales 2) Please see slide 47 in the appendix for further details on the representation and warranty reserve.

3rd Quarter 2017 -23bps +23bps -33bps +54bps +22bps -130pbs +44bps +65bps -38bps -24bps +32bps 8.9% 8.9% 9.3% 9.1% 8.8% 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Robust capital Observations 3Q17 Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 3Q17 Actual 8.8% 11.7% 13.7% 15.0% 2 17 ctual 9.1 12.5 14.7 15.9 Higher rate capital generation (near-term) 10 Flagstar Bancorp Tier 1 Leverage Well Capitalized 5.0% Balance sheet impact Net earnings contribution 2017 phase-in under Basel III Capital impact of MSR • As Flagstar utilizes its NOLs, it generates capital at a pre-tax rate • The balance sheet has trapped capital of: - $129mm of NOL-related DTAs (80bps of Tier 1 leverage) - $128mm of MSRs (79bps of Tier 1 leverage) • Capital Simplification proposal would unleash trapped capital and increase Tier 1 leverage ~70 bps(1) and risk-based capital ratios ~30-45 bps(1) to support balance sheet growth • Tier 1 leverage remained strong at 8.8% as quarterly earnings funded balance sheet growth - $900mm of balance sheet growth with only 6bps decrease in Tier 1 leverage excluding MSR impact - Planned MSR growth impacted Tier 1 leverage 24bps given positive signals of Capital Simplification 1) Pro-forma at September 30, 2017.

3rd Quarter 2017 Business Segment Overview Lee Smith, COO

3rd Quarter 2017 Community banking 12 Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 6.2 6.3 6.4 6.5 6.6 1.1 1.0 1.0 0.9 0.9 1.9 1.9 1.4 1.4 1.5 $9.1 $9.2 $8.8 $8.7 $9.0 3Q16 4Q16 1Q17 2Q17 3Q17 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing. 1.1 1.2 1.4 1.7 1.8 1.8 1.9 2.2 2.3 2.7 2.9 2.9 2.4 2.6 2.7 $5.8 $6.0 $6.0 $6.6 $7.2 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Commercial and Industrial Commercial Real Estate Warehouse Average commercial loans ($bn) Average consumer loans ($bn) 0.6 0.7 0.8 0.9 1.1 1.1 1.2 1.3 1.5 1.6 1.6 1.5 0.7 0.9 1.0 $3.3 $3.5 $2.8 $3.3 $3.7 3Q16 4Q16 1Q17 2Q17 3Q17 Commercial and Industrial Commercial Real Estate Warehouse 2.1 2.2 2.4 2.5 2.6 0.5 0.5 0.5 0.5 0.5 $2.6 $2.7 $2.9 $3.0 $3.1 3Q16 4Q16 1Q17 2Q17 3Q17 Residential First Mortgages Other Consumer Loans

3rd Quarter 2017 $8.3 $6.1 $6.0 $9.0 $8.9 3Q16 4Q16 1Q17 2Q17 3Q17 Purchase Mix % Mortgage originations 13 38% 43% 54% 58% 55% Net gain on loan sales – revenue and margin ($mm) Fallout-adjusted locks ($bn) $94 $57 $48 $66 $75 1.13% 0.93% 0.80% 0.73% 0.84% 3Q16 4Q16 1Q17 2Q17 3Q17 Gain on loan sale Gain on sale margin 3.9 3.2 3.1 5.5 5.5 5.3 5.3 2.8 3.7 4.1 $9.2 $8.6 $5.9 $9.2 $9.6 3Q16 4Q16 1Q17 2Q17 3Q17 Purchase originations Refinance originations 5.1 4.5 3.0 4.6 4.5 2.3 1.9 1.7 2.4 2.2 1.8 2.1 1.2 2.2 2.9 $9.2 $8.6 $5.9 $9.2 $9.6 3Q16 4Q16 1Q17 2Q17 3Q17 Conventional Government Jumbo Closings by purpose ($bn) Closings by mortgage type ($bn)

3rd Quarter 2017 Mortgage servicing 14 MSR / regulatory capital (Bancorp) Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) 2.1 4.2 5.8 17.1 3.2 2.5 2.2 1.9 1.6 $5.3 $6.7 $8.0 $19.0 $2.0 3Q16 4Q16 1Q17 2Q17 3Q17 Bulk Sales Flow Transactions 139 133 117 66 87 207 221 242 305 297 29 29 34 31 31 375 383 393 402 415 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 Serviced for Others Subserviced for Others Flagstar Loans HFI 29% 31% 28% 15% 20% 25% 27% 23% 13% 17% 9/30/2016 12/31/2016 3/31/2017 6/30/17 9/30/17 MSR to Tier 1 Common MSR to Tier 1 Capital Average company-controlled deposits ($bn) $1.9 $1.9 $1.4 $1.4 $1.5 3Q16 4Q16 1Q17 2Q17 3Q17

3rd Quarter 2017 Noninterest expense and efficiency ratio 15 1) References non-GAAP number for 3Q16 and GAAP number for all other quarters. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 48. Quarterly noninterest expense ($mm) and efficiency ratio $142 $142 $140 $154 $171 67% 77% 77% 72% 74% 3Q16 4Q16 1Q17 2Q17 3Q17 Noninterest expense Adusted efficiency ratio (1)

3rd Quarter 2017 Closing Remarks / Q&A Sandro DiNello, CEO

3rd Quarter 2017 Earnings guidance(1) 17 1) See cautionary statements on slide 2. Net interest income • Net interest income up slightly - Average earning assets consistent with period-end Q3 level, led by CRE and jumbo mortgage loan growth, partially offset by seasonal decline in warehouse loans - Net interest margin relatively stable Net gain on loan sales • Net gain on loan sales down seasonally - Fallout-adjusted locks (FOAL) down 5-10% - Gain on loan sale margin steady Mortgage servicing rights • Net return on mortgage servicing rights approximates 5-7% before transaction costs from closing 4Q17 MSR sales ($7 billion UPB) Other noninterest income • Loan fees and charges down moderately on lower mortgage loan closings • All other noninterest income fairly steady with Q3 levels Noninterest expense • Noninterest expense to remain fairly stable between $167-$172 million 4th Quarter 2017 Outlook

3rd Quarter 2017 Appendix Company overview 19 Financial performance 26 Community banking 31 Mortgage origination 40 Mortgage servicing 43 Capital and liquidity 44 Asset quality 47 Non-GAAP reconciliation 48

3rd Quarter 2017 47 Opes retail home lending offices(2) 48 Flagstar retail home lending offices(1) 99 Flagstar Bank branches Flagstar at a glance COMPANY OVERVIEW 46 Flagstar retail home lending offices(1) 99 Branches in Michigan Bank branches Flagstar retail home lending Opes retail home lending Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $16.9bn of assets and $9.2bn of deposits • 99 branches • 108k household & 15k business relationships Mortgage origination • Leading national originator of residential mortgages ($33.2bn during last twelve months) • Recent acquisitions originated approximately $10bn of residential mortgages during 2016 • More than 1,000 correspondent and nearly 700 broker relationships Mortgage servicing • 8th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 415k loans • Scalable platform with capacity to service 1mm loans • Low cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $2.1bn • Member of the Russell 2000 Index 19 1) Includes seven home lending offices located in banking branches. 2) Opes has one retail lending office in Honolulu, HI that is not pictured on this map. 39 Opes retail home lending offices

3rd Quarter 2017 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

3rd Quarter 2017 21 Flagstar’s integrated business model Residential MBS Investor Initial relationship • Bulk sale of MSRs with subservicing retained (2013 - 2014) Expanded relationship • Provided MSR lending facility (2016) - Commitments of $50mm collateralized by FNMA MSRs - Subservice non-Flagstar mortgage accounts providing fee income • Portfolio recapture services provided with direct-to-consumer refinancings of more than $150mm since inception (2016) • Additional bulk and flow sales of MSRs with subservicing retained (2017) Home Builder Initial relationship • Provided home builder line of credit (2016) - Unsecured non-real estate commitments of $30mm - Commercial deposits of $15mm Expanded relationship • Participated in syndicated warehouse facility to captive mortgage operation (2016) - Commitments of $36mm - 1 of 3 participants in the syndication Wholesale Originator Initial relationship • Established correspondent lending relationship (2017) - Purchased more than $175mm of mortgages year-to-date Expanded relationship • Warehouse line of credit (2017) - Commitments of $50mm • Initiated subservicing agreement (2017) - Entire portfolio of newly originated mortgage loans are on-boarded with Flagstar COMPANY OVERVIEW

3rd Quarter 2017 Pistons sponsorship improves brand awareness Local and national exposure Key elements support community banking, mortgage origination and mortgage servicing: • First-ever jersey patch sponsor for the Pistons • Exclusive title as official banking and mortgage sponsor • Three 30 second TV and radio spots per game • In-arena signage including courtside, baskets, LED rings • Affinity debit and credit cards • Digital banner ads on Pistons.com and Pistons mobile app Value proposition 22 Exclusive banking and mortgage sponsorship • Sponsorship agreement benefits: - Creates national brand exposure that supports all business lines - Our target customers are NBA viewers - Increased exposure in Michigan banking market • Strong value proposition relative to other announced NBA sponsorship deals - Multi-year agreement with an option to extend Meaningful geographic overlap COMPANY OVERVIEW

3rd Quarter 2017 Flagstar has a strong executive team COMPANY OVERVIEW 23 Board of Directors John Lewis Chairman Community Banking Chief Financial Officer • CFO since 8/14 • 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp Chief Operating Officer • COO since 5/13 • Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper • Extensive expe- rience in financial management and operations • Chartered Accoun- tant in England and Wales Chief Risk Officer • CRO since 6/14 • Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan Mortgage Banking • Appointed President of Mortgage effective 9/17 • Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives General Counsel • General Counsel since 6/15 • 20 years of legal experience with the FDIC and Sidley Austin LLP • CEO since 5/13 • Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy Patrick McGuirk Steve Figliuolo Drew Ottaway Kristy Fercho Jim Ciroli Lee Smith • Executive Vice President, Michigan Market President and Managing Director, Lending • With Flagstar since 12/15 and has over 25 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD Chief Audit Officer Sandro DiNello President & CEO Brian Dunn

COMPANY OVERVIEW
3rd Quarter 2017

Risk management

Best-in-class risk management platform with 199 FTEs(1)


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML / BSA
Compliance

	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC / Appraisal Review	MFIU Fraud Investigations	Loan Review	Operational Risk	AML / BSA	Compliance
FTEs	5	6	62	50	12	8	5	30	21
		• Capital planning / stress test modeling	• Mortgage • Warehouse • Commercial • Consumer • TPO's • Counterparty				• Model risk management • Risk assessment/ deficiency mgmt • R&W reserve • Market risk • Effective challenge		

1) Excludes 25 FTEs in internal audit and 4 FTEs in Sarbanes-Oxley compliance.

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Flagstar Bancorp

COMPANY OVERVIEW
3rd Quarter 2017

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Opportunistic team lift outs • Grow national lending platforms(1) - Expand warehouse lending (375bp spread) - Grow home builder finance (475bp spread) - Build MSR lending (425bp spread; LTVs<60%) • Cultivate other middle-market commercial relationships • Add specialty lending disciplines and teams	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Pairing a deposit franchise where we currently have mortgage origination offices could enhance synergies between them • Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation	• Opportunistically; no strategic bank buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Can produce compelling returns with reliance only on funding synergies

1) Indicated spreads are targets and may not be reflective of actual spreads.

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Flagstar Bancorp

3rd Quarter 2017 Long-term targets • Long-term target of 1.0 - 1.5% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings - Return on average assets (last twelve months) of 0.90% • Long-term target of 11 - 15% - Add / increase high ROE businesses - Return on average common equity (last twelve months) of 10% Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national lending platforms) • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs - Scalable platforms with balance sheet growth at low incremental cost • Nationally recognized leader the quick brown fox d • Growth trajectory 5 - 10% - Expand retail originations • Every 100k in new loans sub-serviced generates $4mm - $6mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 26

3rd Quarter 2017 $61 $65 $73 $73 $76 $79 $77 $80 $87 $83 $97 $103 $8,725 $9,422 $10,367 $10,693 $11,240 $11,871 $11,639 $12,318 $12,817 $12,343 $14,020 $14,737 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Net interest income Average earning assets ● Sold lower performing assets and re-deployed capital into higher spread commercial loans ● Transition to more stable net interest income Average earning assets and net interest income ($mm) CAGR 21% CAGR 21% 27 Higher net interest income is stabilizing earnings FINANCIAL PERFORMANCE

FINANCIAL PERFORMANCE
3rd Quarter 2017

Potential corporate tax reform

FBC considerations regarding potential tax reform

- A reduction of the U.S. corporate tax rate would impact FBC's earnings by:
  - Reducing deferred tax asset ***upon the enactment date of the law*** (i.e. when signed into law)
    - Reduction in tangible book value
    - Limited reduction to regulatory capital
  - Decreasing effective tax rate, which will increase net income and EPS ***upon effective date of the law***

Pro-forma impact of potential tax reform ($mm)

	Deferred tax asset, net		
Date	Federal NOL[(2)]	Other[(3)]	Total
9/30/17 (actual)	$112	$136	$248
4Q17 tax expense[(1)]	(14)	-	(14)
12/31/17 (pro-forma)	$97	$136	$233

FY2018 Pro forma	Income Statement[(4)]			Tier 1
corporate tax rate	NOL	Other	Total	Capital[(5)]
35%	$0	$0	$0	0 bps
30%	($14)	($19)	($33)	0 bps
25%	($28)	($39)	($67)	0 bps
20%	($42)	($58)	($100)	0 bps

Notes:
(1) Represents consensus estimate from analysts covering FBC.
(2) Includes $36 million of NOL's subject to §382 limitations.
(3) Other includes DTAs related to state NOLs and reserves for ALLL, R&W and DOJ.
(4) Represents write-down in value of DTA to the new tax rate.
(5) Represents Tier 1 Capital reduction at new tax rate under fully phased-in Basel III regulations.

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Flagstar Bancorp

3rd Quarter 2017 0% 25% 50% 75% 100% $20 $23 $26 $29 $32 $35 $38 8/16 9/16 10/16 11/16 12/16 1/17 2/17 3/17 4/17 5/17 6/17 7/17 8/17 9/17 Buy Hold Actual Price Target Price Actual Price +26% Target Price +22% Price target has increased on improved prospects 29 Analyst rating history FINANCIAL PERFORMANCE Source: Analyst ratings and target price (consensus estimate) as reported by First Call.

3rd Quarter 2017 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 7 2 /2 8 /2 0 1 7 3 /3 1 /2 0 1 7 4 /3 0 /2 0 1 7 5 /3 1 /2 0 1 7 6 /3 0 /2 0 1 7 7 /3 1 /2 0 1 7 8 /3 1 /2 0 1 7 9 /3 0 /2 0 1 7 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 7 2 /2 8 /2 0 1 7 3 /3 1 /2 0 1 7 4 /3 0 /2 0 1 7 5 /3 1 /2 0 1 7 6 /3 0 /2 0 1 7 7 /3 1 /2 0 1 7 8 /3 1 /2 0 1 7 9 /3 0 /2 0 1 7 Valuation metrics Observation: Flagstar continues to narrow its valuation discount to its banking peers. FINANCIAL PERFORMANCE 30 77% U .S . p re s iden ti a l e le c ti o n 57% Market value gap: ~$0.6B Market / tangible book Price / LTM earnings . FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$0.2B . FBC valuation vs. SNL U.S. Bank and Thrift Index 77% 93% 67% 85% U .S . p re s iden ti a l e le c ti o n

3rd Quarter 2017 % YoY Overall MI-based Institution Branches Total Share Change 1 Chase 234 $43,668 21% 5% 2 Comerica 197 29,481 14% 14% 3 PNC 117 17,796 8% 11% 4 Bank of America 190 17,425 8% 5% 5 Fifth Third 211 16,954 8% 7% 6 Huntington 316 14,756 7% 8% 7 1 Chemical 206 11,565 6% 6% 8 2 Flagstar 99 9,024 4% 3% 9 Citizens 95 5,538 3% 9% 10 TCF 52 3,010 1% 13% Top 10 1,717 $169,218 81% 8% 2017 Rank Deposits ($mm) 154 7 35 Strong market position as leading MI-based bank COMMUNITY BANKING 31 Deposit Median Proj HHI Proj pop Market $mm % of total mkt share HHI(2) growth(2)(3) growth(2)(3) Oakland County(1) 3,497 46.4% 6.7% 76,705 11.7% 4.1% Grand Rapids MSA 415 5.5% 2.0% 61,391 10.9% 3.3% Ann Arbor MSA 351 4.7% 4.0% 69,221 8.9% 3.3% Key Flagstar markets 4,262 56.6% 5.3% 74,599 11.4% 3.9% National aggregate 61,045 8.9% 3.5% Flagstar Deposits Source: SNL Financial; Note: Deposit data as of June 30, 2017; MI-based banks highlighted. 1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters. 2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted. 3) 2018–2023 CAGR. Flagstar’s branch network Market share Attractive markets Leading position among independent banks

3rd Quarter 2017 Deposits Portfolio and strategy overview COMMUNITY BANKING 32 6.2 6.3 6.4 6.5 6.5 2.9 2.9 2.4 2.2 2.5 $9.1 $9.2 $8.8 $8.7 $9.0 3Q16 4Q16 1Q17 2Q17 3Q17 Retail deposits Other deposits Total average deposits ($bn) • Flagstar gathers deposits from consumers, businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.58%(1) DDA 14% [CATEGORY NAME] 43% MMDA 3% CD 13% [CATEGORY NAME] 16% Government & other 11% 73% retail Total : $9.0bn 0.58% cost of total deposits(1) 3Q17 total average deposits 1. Total deposits include noninterest bearing deposits.

3rd Quarter 2017 Deposit growth opportunities • Average balance of $0.9bn during 3Q17 • Cost of total government deposits: 0.69%(2) during 3Q17 • Michigan deposits are not required to be collateralized • Strong, long-term relationships across the state • Average balance of $0.6bn during 3Q17 • Flagstar realized 16% quarter-over-quarter increase in commercial deposits - Increasing balances with growing lines of business, including home builder finance • Offer complete line of treasury management services • Average balance of $1.5bn during 3Q17 on 415k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced and sub-serviced • Average balance of $6.0bn during 3Q17 of which 78% are demand & savings accounts • Cost of total core deposits(1): 0.70%(2) during 3Q17 • Average core deposits of $66mm per branch • Flagstar’s brand campaign is helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company-controlled COMMUNITY BANKING 1) Core deposits = total deposits excluding government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 33

3rd Quarter 2017 Lending Portfolio and strategy overview COMMUNITY BANKING 34 3.4 3.3 3.3 4.3 4.5 5.8 6.2 5.6 6.2 6.8 $9.7 $9.9 $9.2 $10.8 $11.6 3Q16 4Q16 1Q17 2Q17 3Q17 Loans HFS Loans HFI Loans with government guarantees 1st Mortgage HFI 22% 2nds, HELOC & other 4% Warehouse 9% CRE and C&I 24% Loans with government guarantees 2% 1st Mortgage HFS 39% 3Q17 average loans Total average loans ($bn) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $6.8bn during 3Q17 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors • Flagstar maintains a balance of mortgage loans held- for-sale which averaged $4.5bn during 3Q17 – Essentially all of our mortgage loans originated are sold into the secondary market – Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet

COMMUNITY BANKING
3rd Quarter 2017

Flagstar has deep lending experience

Sandro DiNello
President & CEO

Drew Ottaway
Managing Director of Lending & Michigan Market President

Commercial Real Estate	Commercial & Industrial	Warehouse Lending	Capital Markets	Business Banking	Consumer Finance
Comprised of commercial and homebuilder lending officers who average experience of 21 years in banking. Prior banking experience includes Fifth Third, Wells Fargo, Bank of America, Texas Capital, and Royal Bank of Canada.	Comprised of lending officers who average experience of 25 years in banking. Prior banking experience includes Fifth Third, PNC, Bank of America and JP Morgan Chase.	Comprised of lending officers who average experience of 26 years in banking. Prior banking experience includes Citizens Bank, Bank of America and Texas Capital.	More than 20 years experience in various capital raising activities across all asset classes. Prior banking experience includes MUFG Union Bank Recent additions from Comerica support growth in line of business	Comprised of lending officers with average experience of over 25 years in banking. Prior banking experience includes Comerica, Huntington, PNC, and Fifth Third.	Consumer Finance supports consumer lending products, including processing and underwriting of loan applications received from the Retail Branch, Direct to Consumer lending channels and Indirect originations platform.
Supported by a team of credit officers with more than 15 years average banking experience.	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a team of credit officers with nearly 15 years average banking experience.	Supports all the lending segments of Commercial Lending where the officers average over 17 years of experience	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a management team with an average of 25+ years of consumer lending experience

35

Flagstar Bancorp

3rd Quarter 2017 Community banking growth model • Primary focus is to build relationships - Recruit experienced bankers from larger regional banks - Retain seasoned bankers within our organization • Leverage deep industry experience and client relationships - Focus on moving relationships and credit facilities to Flagstar • Low incremental efficiency ratio - Marginal cost of 15-30% that varies with type of loans underwritten • Estimated pre-tax contribution of $5bn loan growth could contribute ~$1.00 earnings per share New banker additions (past 2 years) 36 Relationship based growth platform (1) We focus on recruitment of bankers with larger, regional bank lending experience. # of Avg Years Line of Service Additions Experience(1) Business Banking 9 28 Commercial Lending 6 23 Consumer Finance 6 27 CRE Lending 2 32 Equip Financing 6 27 Home Builder Finance 13 21 Indirect Lending 1 35 Warehouse Lending 1 17 Grand Total 44 25 COMMUNITY BANKING

3rd Quarter 2017 Commercial lending Diversified relationship-based commercial lending capabilities COMMUNITY BANKING Commercial Real Estate - $1.8bn (9/30/17) Home builder finance 29% Multi- family 18% Retail 15% Office 10% Industrial 11% Hospitality 7% Other 10% Commercial & Industrial - $1.1bn (9/30/17) Services 37% Financial, Insurance & Real Estate 33% Manufacturing 16% Distribution 5% Servicing Advances 4% Government & Education 4% Other 1% Warehouse - $1.2bn (9/30/17) Overview • Warehouse lines with approximately 270 active relationships nationwide, of which more than 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies Warehouse Commercial Real Estate Commercial & Industrial ~150 borrowers sell >75% ~50 borrowers sell 25% - 75% ~80 borrowers sell <25% Average 37% advances sold to Flagstar Industry % Advances sold to Flagstar Property type 37 15% owner occupied 43% Michigan relationships; 19% national finance

3rd Quarter 2017 1.8 1.2 1.2 1.2 1.2 1.1 1.7 1.2 1.4 1.5 $2.9 $2.9 $2.4 $2.6 $2.7 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Outstandings Unfunded Commitments Warehouse lenders ranked by commitments ($mm) Source: Inside Mortgage Finance as of September 8, 2017. FBC warehouse loan commitments ($mm) 62% Warehouse lending ● National relationship based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations COMMUNITY BANKING 38 YOY Rank Institution Growth Total Share 1 JPMorgan Chase 36% $10,500 16% 2 Wells Fargo 16% 5,800 9% 3 Texas Capital -1% 5,183 8% 4 EverBank 3% 3,900 6% 5 BB&T 11% 3,770 6% 6 Comerica 3% 3,700 6% 7 Customers Bank 7% 3,500 5% 8 First Tennessee 24% 3,147 5% 9 U.S. Bancorp 5% 2,826 4% 10 Santander Bank 13% 2,700 4% Top 10 13% $45,026 70% 11 Flagstar Bancorp 5% 2,555 4% 2Q17

3rd Quarter 2017 Home builder finance COMMUNITY BANKING 39 Home builder loan commitments(2) ($mm) ● National relationship based lending platform launched in 1Q16 - Attractive asset class with good spreads (~475bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned to gain market share given builder and mortgage relationships - Focused on markets with strong housing fundamentals and higher growth potential - We currently have relationships with 6 of the top 10 and 37 of the top 100 builders nationwide - We are well positioned to take advantage of supply demand imbalance in housing market Home builder finance footprint Primary markets Secondary markets Overview $234 $264 $365 $494 $619 $229 $297 $403 $484 $559 $463 $561 $768 $978 $1,178 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Unpaid principal balance Unused Tightening housing supply(1) 0 2 4 6 8 10 12 0 1 2 3 4 5 6 7 8 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 Existing home sales Months supply of existing homes for sale 1) Source: Bloomberg (through 8/31/17) 2) Commitments are for loans classified as commercial real estate and commercial & industrial.

3rd Quarter 2017 National distribution through multiple channels MORTGAGE ORIGINATIONS 40 Residential mortgage originations by channel ($bn) • 2.9% market share with #8 national ranking(1) • More than 700 brokerage relationships in 50 states during 3Q17 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 18% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance published August 25, 2017. • 4.7% market share with #6 national ranking(1) • More than 1,000 correspondent partners in 50 states during 3Q17 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 12% of overall correspondent volume • Warehouse lines with more than 240 correspondent relationships • Opes acquisition and organic growth has expanded our retail footprint to 95 locations in 27 states • Targeted gain on sale margin of ~300bps • Direct-to-consumer is 13% of retail volume Broker Correspondent Retail $7.0 $6.5 $4.5 $7.0 $7.0 3Q16 4Q16 1Q17 2Q17 3Q17 $1.6 $1.4 $1.0 $1.4 $1.3 3Q16 4Q16 1Q17 2Q17 3Q17 $0.6 $0.6 $0.4 $0.8 $1.3 3Q16 4Q16 1Q17 2Q17 3Q17

MORTGAGE ORIGINATIONS
3rd Quarter 2017

Mortgage origination channel mix with acquisitions

Mortgage origination channel attributes

Channel	Sub-channel	FBC, pre-acquisitions	Acquisitions	Pricing	Credit Underwriting	Funding	GOS Margin
Distributed retail	N/A	~5%	Opes (~100%)	N/A	FBC	FBC	Highest
Consumer direct	N/A	~2%		N/A	FBC	FBC	↑
Broker	N/A	~20%		Best efforts	FBC	FBC	
Correspondent	Non-delegated	~50%		Best efforts	FBC	Warehouse	
	Delegated best efforts	~15%	Stearns (~20%)	Best efforts	3rd Party	Warehouse	
	Delegated mandatory	~3%		Mandatory	3rd Party	Warehouse	↓
	Bulk mandatory	~5%	Stearns (~80%)	Mandatory	3rd Party	Warehouse	Lowest

41

Flagstar Bancorp

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
3rd Quarter 2017

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions
1.2
1.9
2.1
1.5
1.2
1.4
1.5
2.5
2.2
1.6
3.3
4.3
5.6
4.0
4.1
3.8
3.0
1.7
2.1
1.8
1.6
2.2
2.0
1.3
1.7
2.0
1.7
1.6

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017F	2018F
Nominal ($)	0.6	0.9	1.0	0.8	0.6	0.8	0.9	1.5	1.3	1.0	2.2	2.9	3.9	2.9	3.1	3.0	2.4	1.5	1.8	1.6	1.5	2.1	1.9	1.2	1.7	2.0	1.7	1.6
Real[(1)] ($)	1.0	1.5	1.7	1.2	1.0	1.2	1.3	2.1	1.9	1.4	3.0	3.8	5.1	3.7	3.8	3.5	2.8	1.7	2.0	1.8	1.6	2.2	1.9	1.2	1.7	2.0	1.7	1.6
Adjusted[(2)] ($)	1.2	1.9	2.1	1.5	1.2	1.4	1.5	2.5	2.2	1.6	3.3	4.3	5.6	4.0	4.1	3.8	3.0	1.7	2.1	1.8	1.6	2.2	2.0	1.3	1.7	2.0	1.7	1.6

Source: Inside Mortgage Finance for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.
1. Adjusted for historical inflation as reported by Bloomberg (2015 = 100).
2. Adjusted for population growth as reported by the US Census Bureau (2015 = 100).

42

Flagstar Bancorp

3rd Quarter 2017 Fannie 33% Freddie 47% GNMA 17% Private 3% by Investor 154 7 35 MSR portfolio as of 9/30/17 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 6/30/2017 9/30/2017 Difference Unpaid principal balance $16,144 $21,342 $5,198 Fair value of MSR $184 $246 $62 Capitalized rate (% of UPB) 1.14% 1.15% 0.01% Multiple 4.112 4.092 (0.020) N te rate 4.032% 4.026% -0.006% Service fee 0.277% 28.100% 27.823% Average Measure ($000) UPB per loan $244 $245 $1 FICO 733 728 (5) Loan to value 76.06% 74.09% -1.97% Net (loss) return on mortgage servicing rights ($mm) $ Return 3Q16 4Q16 1Q17 2Q17 3Q17 Net hedged profit (loss) $4 ($5) $2 $0 $0 Carry on asset 13 17 14 9 9 Run-off (19) (17) (6) (4) (4) Gr ss r turn on the mortgage servicing rights ($2) ($5) $10 $5 $5 Sale transaction & P/L (9) 1 (1) 1 1 Model Changes - (1) 5 0 0 Net return on the mortgage servicing rights ($11) ($5) $14 $6 $6 Average mortgage servicing rights $316 $327 $344 $205 $212 2016 & later; 79% 2015; 12% 2014; 4% 2013 & prior; 5% by Vintage MORTGAGE SERVICING 43 2016 & later 85% 2015 9% 2014 3% 2013 & prior 3% By intage

3rd Quarter 2017 154 7 35 Balance sheet composition CAPITAL AND LIQUIDITY 44 2% Other liabilitie s 3% Other long- term debt Liabilities & Equity 3Q17 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent and still accruing Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~73% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 10% Other assets 6% Warehouse loans 20% Loans held-for-sale 27% Mortgage loans held-for-investment 19% Agency MBS 1% Cash 17% Commercial loans Efficiently funds loans held-for-sale and warehouse loans 46% Deposits excluding company- controlled deposits (“CCD”) 31% FHLB borrowings 9% Common equity 9% Company-controlled deposits (“CCD”)

3rd Quarter 2017 Liquidity and funding 154 7 35 CAPITAL AND LIQUIDITY 45 59% 63% 66% 73% 78% 3Q16 4Q16 1Q17 2Q17 3Q17 1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding company-controlled deposits). HFI loan-to-deposit ratio(1) Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

3rd Quarter 2017 Low interest rate risk CAPITAL AND LIQUIDITY 46 -1.4% -0.6% -7.5% -8% -6% -4% -2% 0% 2% 4% 6% 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 down 100bps up 100bps +/-100bps limit 0bps 50bps 100bps 150bps 200bps 250bps 300bps 350bps 400bps 450bps 1 month 3 months 6 months 1 year 2 years 3 years 5 years 7 years 10 years 20 years 30 years up 100 bps Bear Flattener 9/30/2017 Net interest margin – 12 month horizon instantaneous shocks ($mm) Economic value of equity, trend (6/30/16 - 3/31/17) ($ in mm) +100bps Bear Flattener Net interest income $13 ($39) Noninterest Income ($13) to $0 $0 to $39 Scenario

3rd Quarter 2017 761 503 135 104 FY14 FY15 FY16 LTM 9/17 Repurchase demands Representation & Warranty reserve details (in millions) 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Beginning balance $36) $32 $27 $23 $20 Additions (release) (5) (6) (4) (2) (3) Net (charge-offs) / recoveries 1) 1) 0) (1) (1) Ending Balance $32) $27 $23 $20 $16 Repurchase pipeline ($mm) Repurchase reserve ($mm) ASSET QUALITY $11 $6 $6 $4 $5 9/30/16 12/31/16 3/31/2017 6/30/2017 9/30/2017 47 LTM 1Q17 Repurchase rate(1)(2) 1) As reported, where available, by Inside Mortgage Finance, Inside Mortgage Trends and SEC documents for the top 50 mortgage originators as of July 14, 2017. 2) Repurchase rate is defined as mortgages repurchased / mortgages originated. 2 0.37% 0.09% 0.04% Average Median Flagstar

3rd Quarter 2017 Non-GAAP reconciliation NON-GAAP RECONCILIATION 48 $mm 1) Reflects the exclusion of the 3Q16 Department of Justice (“DOJ”) benefit. 3 Months Ended Adjusted Efficiency Ratio 9/30/2016 Net interest income (a) 80$ Noninterest income (b) 156 Adjustment to remove DOJ benefit(1) (24) Adjusted noninterest income (c) 132$ Noninterest expense (d) 142$ Efficiency ratio (d/(a+b)) 60% Adjustment to remove DOJ benefit(1) 7% Adjusted efficiency ratio (d/(a+c)) 67% Tangible book value per share as of 9/30/2017 Total stockholders' equity 1,451$ Preferred Stock - Goodwill and intangibles 21 Tangible book value 1,430$ Number of common shares outstanding 57,181,536 Tangible book value per share 25.01$